SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 22, 2004

Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of principal executive offices)	(Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 12. Results of Operations and Financial Condition

On July 22, 2004, Amgen Inc. (the “Company”) issued a press release announcing its results of operations and financial condition for the three and six months ended June 30, 2004. The full text of the press release is set forth in Exhibit 99.1 attached hereto.

In its press release the Company included certain historical non-GAAP financial measures as defined in Regulation G promulgated by the Securities and Exchange Commission with respect to the three and six months ended June 30, 2004 and June 30, 2003. The Company believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors. These historical non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

Three and six months ended June 30, 2004

For the three and six months ended June 30, 2004, the Company’s adjustments to GAAP financial measures relate to amounts associated with the Company’s acquisition of Immunex Corporation (“Immunex”) in July 2002 (the “Acquisition”).

For the three and six months ended June 30, 2004, the Company reported non-GAAP financial results for the following operating expenses: cost of sales, research and development, and selling, general and administrative, which were each adjusted to exclude incremental compensation payable to certain Immunex employees for a limited period, principally under the Immunex short-term retention plan for the applicable period. The Company believes that excluding such incremental compensation provides a supplemental measure that will facilitate comparisons between periods before, during and after such expenses are incurred.

For the three and six months ended June 30, 2004, the Company reported non-GAAP adjusted net income and adjusted earnings per share, excluding the foregoing operating expense amounts for the reasons discussed above, as well as excluding ongoing, non-cash amortization of acquired intangible assets. The Company believes that excluding the ongoing, non-cash amortization of intangible assets acquired in the Acquisition (primarily ENBREL®) treats those assets as if the Company had developed them internally in the past, and thus provides a supplemental measure of profitability in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property.

Three and six months ended June 30, 2003

For the three and six months ended June 30, 2003, the Company’s adjustments to GAAP financial measures related to amounts associated with the Acquisition and amounts associated with the recovery of certain costs and expenses associated with the Company’s arbitration with Johnson & Johnson for breach of the license agreement with the Company (the “Cost Recovery”) and a cash contribution to the Amgen Foundation (the “2003 Foundation Contribution”).

For the three and six months ended June 30, 2003, the Company reported non-GAAP financial results for the following operating expenses: cost of sales, research and development, and selling, general and administrative, which were each adjusted to exclude incremental compensation payable to certain Immunex employees for a limited period, principally under the Immunex short-term retention plan for the applicable period. The Company believes that excluding such incremental compensation provides a supplemental measure that will facilitate comparisons between periods before, during and after such expenses are incurred.

For the three and six months ended June 30, 2003, the Company reported non-GAAP adjusted net income and adjusted earnings per share, excluding the foregoing operating expense amounts for the reasons discussed above, as well as excluding ongoing, non-cash amortization of acquired intangible assets, the Cost Recovery and the 2003 Foundation Contribution. The Company believes that excluding the ongoing, non-cash amortization of intangible assets acquired in the Acquisition (primarily ENBREL®) treats those assets as if the Company had developed them internally in the past, and thus provides a supplemental measure of profitability in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property. The Company believes that excluding the Cost Recovery and the 2003 Foundation Contribution provides a supplemental measure that will facilitate comparisons between periods in which such items did not occur.

The Company uses the foregoing non-GAAP financial measures in connection with its own budgeting and financial planning.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: July 28, 2004	By:	/s/ Richard Nanula
	Name:	Richard Nanula
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Press release dated July 22, 2004